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                                                                      Exhibit 10


INDEPENDENT AUDITORS' CONSENT


Merrill Lynch California Municipal Bond Fund of
Merrill Lynch California Municipal Series Trust:

We consent to the incorporation by reference in this Post-Effective Amendment No. 16 to Registration Statement No. 2-96581 of our report dated October 4, 1999 appearing in the annual report to shareholders of Merrill Lynch California Municipal Bond Fund for the year ended August 31, 1999, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
November 29, 1999